UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 4, 2013

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34945	98-0430762
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

1200 17th Street, Suite 2600, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 260-7125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 4, 2013, Triangle Petroleum Corporation (the “Company” or “Triangle”) entered into a Third Amended and Restated Employment Agreement (the “Employment Agreement”) with Jonathan Samuels, the Company’s President and Chief Executive Officer.  The Employment Agreement amended Mr. Samuels’ existing employment agreement to, among other things, provide for:

•                  A two  year prohibition on sales of the Company’s common stock by Mr. Samuels, such period to extend to five years upon stockholder approval of the CEO Option Grant (defined below), subject to limited exceptions;

•                  A new base salary of $500,000 per year and a $1.25 million inducement bonus payable in four equal installments on July 4, 2013, August 1, 2013, November 1, 2013, and February 1, 2014, subject to Mr. Samuels’ continued employment through those dates;

•                  An annual short-term incentive cash bonus opportunity of up to 200% of base salary based on the attainment of key performance indicators determined by the Company’s Board of Directors;

•                  A annual long-term incentive bonus opportunity of up to 300% of base salary payable in equity awards; provided, however, that this long-term incentive bonus opportunity will be entirely replaced with the CEO Option Grant if the CEO Option Grant is approved by stockholders; and

•                  A cash bonus payable upon a liquidity event involving RockPile Energy Services (“RockPile”) or Caliber Midstream (“Caliber”) based on the percentage gain realized by the Company relative to its initial investment in the relevant entity.  The amount of this bonus would be equivalent to 5% of that gain in Caliber for a Caliber liquidity event, and 3.5% of that gain in RockPile for a RockPile liquidity event.  The right to the bonus vests in thirds on the first three anniversaries of the execution date of the Employment Agreement, with acceleration or forfeiture of the unvested portions of such right upon the occurrence of certain events.

The Employment Agreement also references the contemporaneous execution of the CEO Option Grant, the terms of which are summarized below.

The Employment Agreement has a term of two years from the execution date thereof, and Mr. Samuels’ term of employment will continue thereafter for successive one year terms if neither the Company nor Mr. Samuels has provided the other with notice at least ninety days prior to the end of the then current term that such term will not be extended for an additional one year term.

On July 4, 2013, the Company also entered into a CEO Stand-Alone Stock Option Agreement (the “CEO Option Grant”) with Mr. Samuels.  The CEO Option Grant is a stand-alone stock option agreement unrelated to the Company’s existing Amended and Restated 2011 Omnibus Incentive Plan.  As such, the Company’s stockholder must approve the CEO Option Grant before any shares of the Company’s common stock can be issued thereunder.  The options under the CEO Option Grant were granted as of the execution date thereof; however, the options granted thereunder are not exercisable, and will expire and become null and void in their entirety, unless they are approved by the stockholders of the Company on or before July 4, 2015.

The CEO Option Grant covers a total of 6,000,000 shares of Company common stock and is divided into five tranches, each with a different exercise price, as follows:

Name of Tranche	Number of Shares	Exercise Price
“$7.50 Tranche”	750,000	$7.50 per share
“$8.50 Tranche”	750,000	$8.50 per share
“$10.00 Tranche”	1,500,000	$10.00 per share
“$12.00 Tranche”	1,500,000	$12.00 per share
“$15.00 Tranche”	1,500,000	$15.00 per share

Both the number of shares covered by each tranche (and by the CEO Option Grant generally) and the exercise price per share shall be adjusted to take into account stock splits, stock dividends, recapitalization transactions, and similar corporate events.  The closing price of the Company’s common stock on the NYSE MKT on July 3, 2013, the last trading day prior to the execution date of the CEO Option Grant, was $7.16 per share.

Each tranche of the CEO Option Grant generally vests and becomes exercisable on the same vesting schedule, with 10% of each tranche becoming vested and exercisable on each of the first two anniversaries of the grant date, 50% of each tranche becoming vested and exercisable on the third anniversary of the grant date, 20% of each tranche becoming vested and exercisable on the fourth anniversary of the grant date, and the remaining 10% of each tranche becoming vested and exercisable on the fifth anniversary of the grant date.  Once any portion of the CEO Option Grant becomes vested, it is exercisable by Mr. Samuels from time to time and in such amounts as Mr. Samuels may choose, until the option expires.

The options expire 10 years after their grant date; provided, however, that the options may expire sooner if Mr. Samuels terminates employment or the Company undergoes a change in control.  In general, upon Mr. Samuels’ termination of employment, any portion of the option that was unvested (after giving effect to any accelerated vesting required by the Employment Agreement) shall be forfeited, and any portion of the option that was then vested (or that becomes vested upon termination as a result of the Employment Agreement) shall remain exercisable for the remainder of the stated option term.  Upon a “change of control,” the CEO Option Grant will become vested and exercisable in full.

Upon exercise of vested options, Mr. Samuels will be subject to the prohibitions on selling Company common stock set forth in the Employment Agreement.

The foregoing descriptions of the Employment Agreement and the CEO Option Grant are summaries only and are qualified in their entirety by reference to the Employment Agreement and the CEO Option Grant, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Third Amended and Restated Employment Agreement, dated July 4, 2013, between Triangle Petroleum Corporation and Jonathan Samuels.
Exhibit 10.2	CEO Stand-Alone Stock Option Agreement, dated July 4, 2013, between Triangle Petroleum Corporation and Jonathan Samuels.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2013	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Jonathan Samuels
Jonathan Samuels
President and Chief Executive Officer

Index to Exhibits

Exhibit Number	Description

Exhibit 10.1*	Third Amended and Restated Employment Agreement, dated July 4, 2013, between Triangle Petroleum Corporation and Jonathan Samuels.
Exhibit 10.2*	CEO Stand-Alone Stock Option Agreement, dated July 4, 2013, between Triangle Petroleum Corporation and Jonathan Samuels.

* Filed herewith.